EXHIBIT 91.19

INDEPENDENT AUDITOR'S REPORT



The Shareholders and
   Board of Directors
North Coast Bank

         We have audited the accompanying balance sheet of North Coast Bank as of December 31, 1999 and the related statements of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of North Coast Bank as of December 31, 1998 and 1997 were audited by other auditors whose report dated February 19, 1999 expressed an unqualified opinion on those statements.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the 1999 financial statements referred to above present fairly, in all material respects, the financial position of North Coast Bank as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                            /s/ PERRY-SMITH LLP
                                            -------------------------------
                                            Certified Public Accountants

Sacramento, California
February 17, 2000,
     except for Note 15, as to which
     the date is March 1, 2000

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders
North Coast Bank
Santa Rosa, California


We have audited the accompanying balance sheets of North Coast Bank as of December 31, 1998 and 1997, and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Coast Bank at December 31, 1998 and 1997, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                            /s/ RICHARDSON & COMPANY
                                            ----------------------------------


February 19, 1999

                                NORTH COAST BANK

                                  BALANCE SHEET

                           December 31, 1999 and 1998

                                                             1999            1998
                                                         ------------    ------------
                            ASSETS
Cash and due from banks                                  $  2,626,289    $  3,484,967
Federal funds sold                                          1,000,000       4,600,000
Interest-bearing deposits in banks                            793,000         693,000
Available-for-sale investment securities (Note 2)           1,708,000       1,428,995
Loans and leases, less allowance for loan and lease
   losses of $383,310 in 1999 and $330,755 in 1998
   (Notes 3, 7 and 11)                                     39,735,527      30,802,994
Bank premises and equipment, net (Note 4)                     750,750         608,930
Accrued interest receivable and other assets (Note 6)         564,358         557,804
                                                         ------------    ------------

                                                         $ 47,177,924    $ 42,176,690
                                                         ============    ============

                        LIABILITIES AND
                     SHAREHOLDERS' EQUITY

Deposits:
   Non-interest bearing                                  $ 10,149,768    $  8,153,261
   Interest bearing (Note 5)                               31,931,394      29,999,782
                                                         ------------    ------------

       Total deposits                                      42,081,162      38,153,043

Short-term borrowings (Note 8)                              1,000,000
Accrued interest payable and other liabilities                 98,342         231,621
                                                         ------------    ------------

       Total liabilities                                   43,179,504      38,384,664
                                                         ------------    ------------

Commitments and contingencies (Note 7)

Shareholders' equity (Note 9):
    Common stock - $4.00 par value; 6,250,000 shares
     authorized, 472,354 shares issued and outstanding      1,889,416       1,889,416
   Additional paid-in capital                               1,826,945       1,826,945
   Retained earnings                                          295,630          68,636
   Accumulated other comprehensive (loss) income
     (Notes 2 and 13)                                         (13,571)          7,029
                                                         ------------    ------------

       Total shareholders' equity                           3,998,420       3,792,026
                                                         ------------    ------------

                                                         $ 47,177,924    $ 42,176,690
                                                         ============    ============

   The accompanying notes are an integral part of these financial statements.

                                NORTH COAST BANK

                               STATEMENT OF INCOME

              For the Years Ended December 31, 1999, 1998 and 1997

                                                    1999         1998         1997
                                                 ----------   ----------   ----------
Interest income:
   Interest and fees on loans                    $3,382,954   $2,610,116   $2,162,208
   Interest on investment securities:
     Taxable                                         46,471      145,723      256,034
     Exempt from Federal income taxes                 8,488        5,988
     Dividends                                       13,916       12,195       11,711
   Interest on Federal funds sold                   151,845      191,987       98,451
   Interest on deposits in banks                     45,845       23,422        5,097
                                                 ----------   ----------   ----------

       Total interest income                      3,649,519    2,989,431    2,533,501

Interest expense:
   Deposits (Note 5)                              1,173,013      972,712      753,233
   Short-term borrowings (Note 8)                    21,785
                                                 ----------   ----------   ----------

       Total interest expense                     1,194,798      972,712      753,233
                                                 ----------   ----------   ----------

       Net interest income                        2,454,721    2,016,719    1,780,268
                                                 ----------   ----------   ----------

Provision for loan and lease losses (Note 3)        175,000      148,585       70,500
                                                 ----------   ----------   ----------
       Net interest income after provision for
         loan and lease losses                    2,279,721    1,868,134    1,709,768
                                                 ----------   ----------   ----------

Non-interest income:
   Service charges                                   99,670       87,905      103,566
   Gain on sale of loans                                                       82,707
   Gain on sale of investment securities, net
     (Note 2)                                                      6,593
   Merchant card processing fees                    102,358       54,137       42,391
   Other income                                      65,355       55,586       41,500
                                                 ----------   ----------   ----------

       Total non-interest income                    267,383      204,221      270,164
                                                 ----------   ----------   ----------

Other expenses:
   Salaries and employee benefits (Notes 3
     and 10)                                        869,878      712,255      775,868
   Occupancy and equipment (Notes 4 and 7)          479,100      300,989      299,029
   Other (Note 12)                                  818,132      604,155      559,185
                                                 ----------   ----------   ----------

       Total other expenses                       2,167,110    1,617,399    1,634,082
                                                 ----------   ----------   ----------

       Income before income taxes                   379,994      454,956      345,850

Income taxes (Note 6)                               153,000      109,000
                                                 ----------   ----------   ----------

       Net income                                $  226,994   $  345,956   $  345,850
                                                 ==========   ==========   ==========

Basic earnings per share (Note 9)                   $   .48      $   .73      $   .73
                                                    =======      =======      =======

Diluted earnings per share (Note 9)                 $   .46      $   .70      $   .72
                                                    =======      =======      =======

   The accompanying notes are an integral part of these financial statements.

                                NORTH COAST BANK

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

              For the Years Ended December 31, 1999, 1998 and 1997


                                                                             Retained     Accumulated
                                           Common Stock        Additional    Earnings       Other
                                       ---------------------    Paid-in    (Accumulated  Comprehensive  Shareholders' Comprehensive
                                       Shares       Amount      Capital      Deficit)    Income (Loss)     Equity        Income
                                       -------    ----------   ----------   ----------   -------------  ------------  -------------
Balance, January 1, 1997               471,644    $1,886,670   $1,825,715   $(623,170)    $   7,696     $3,096,911

Comprehensive income (Note 13):
   Net income                                                                 345,850                      345,850     $ 345,850
   Other comprehensive income,
      net of tax:
     Unrealized gains on available-
       for-sale investment securities                                                         5,944          5,944         5,944
                                                                                                                       ---------

         Total comprehensive income                                                                                    $ 351,794
                                                                                                                       =========
                                       -------    ----------   ----------   ---------     ---------     ----------
Balance, December 31, 1997             471,644     1,886,670    1,825,715    (277,320)       13,640      3,448,705

Comprehensive income (Note 13):
   Net income                                                                 345,956                      345,956     $ 345,956
   Other comprehensive loss,
      net of tax:
     Unrealized losses on available-for-
       sale investment securities, net of
       reclassification adjustment                                                           (6,611)        (6,611)       (6,611)
                                                                                                                       ---------

         Total comprehensive income                                                                                    $ 339,345
                                                                                                                       =========

Stock options exercised (Note 9)           710         2,746        1,230                                    3,976
                                       -------    ----------   ----------   ---------     ---------     ----------

Balance, December 31, 1998             472,354     1,889,416    1,826,945      68,636         7,029      3,792,026
                                       -------    ----------   ----------   ---------     ---------     ----------

                                   (Continued)

                                NORTH COAST BANK

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (Continued)
              For the Years Ended December 31, 1999, 1998 and 1997


                                                                             Retained     Accumulated
                                           Common Stock        Additional    Earnings       Other
                                       ---------------------    Paid-in    (Accumulated  Comprehensive  Shareholders' Comprehensive
                                       Shares       Amount      Capital      Deficit)    Income (Loss)     Equity        Income
                                       -------    ----------   ----------   ----------   -------------  ------------  -------------
Balance, December 31, 1998             472,354    $1,889,416   $1,826,945   $  68,636     $   7,029     $3,792,026

Comprehensive income (Note 13):
   Net income                                                                 226,994                      226,994     $ 226,994
   Other comprehensive income,
      net of tax:
     Unrealized gains on available-
       for-sale investment
       securities (Note 2)                                                                  (20,600)       (20,600)      (20,600)
                                                                                                                       ---------

         Total comprehensive income                                                                                    $ 206,394
                                                                                                                       =========
                                       -------    ----------   ----------   ---------     ---------     ----------

Balance, December 31, 1999             472,354    $1,889,416   $1,826,945   $ 295,630     $ (13,571)    $3,998,420
                                       =======    ==========   ==========   =========     =========     ==========

Disclosure of reclassification amount, net of taxes (Note 13):

   Unrealized holding losses arising during 1998                                          $ (10,567)
   Reclassification adjustment for gains included in net income                              (3,956)
                                                                                          ---------

   Net unrealized losses on available-for-sale investment securities                      $  (6,611)
                                                                                          =========

                     The accompanying notes are an integral
                       part of these financial statements.

                                NORTH COAST BANK

                             STATEMENT OF CASH FLOWS

              For the Years Ended December 31, 1999, 1998 and 1997

                                                     1999           1998           1997
                                                 -----------    -----------    -----------
Cash flows from operating activities:
   Net income                                    $   226,994    $   345,956    $   345,850
   Adjustments to reconcile net income to
     cash provided by operating activities:
       Provision for loan losses                     175,000        148,585         70,500
       Depreciation, amortization and
         accretion, net                               71,514         96,115        102,804
       Net gain on the sale of available-for-
         sale investment securities                                  (6,593)
       Increase (decrease) in deferred loan
         origination fees and costs, net              23,137         90,631         (4,913)
       Increase in accrued interest receivable
         and other assets                            (92,199)       (58,385)       (82,001)
       Decrease (increase) in servicing assets        36,617          4,104        (40,721)
       (Decrease) increase in accrued interest
         payable and other liabilities              (133,279)       121,830        (38,951)
       Loss on sale of other real estate                                             2,000
       Deferred taxes                                 59,000        (47,000)       (59,000)
                                                 -----------    -----------    -----------

         Net cash provided by operating
           activities                                366,784        695,243        295,568
                                                 -----------    -----------    -----------

Cash flows from investing activities:
   Net (increase) decrease in interest-bearing
     deposits in banks                              (100,000)      (672,134)        99,488
   Proceeds from the sale of available-for-
     sale investment securities                                     599,023
   Proceeds from matured and called
     available-for-sale investment securities        450,000      1,963,170      1,518,743
   Principal payments received from available-
     for-sale mortgage-backed securities             301,500
   Purchase of available-for-sale investment
     securities                                   (1,060,425)      (532,395)      (415,088)
   Proceeds from sale of other real estate                                           2,700
   Net increase in loans                          (9,067,256)    (9,455,022)    (2,205,593)
   Purchase of premises and equipment               (277,400)      (121,800)       (59,885)
                                                 -----------    -----------    -----------

         Net cash used in investing activities    (9,753,581)    (8,219,158)    (1,059,635)
                                                 -----------    -----------    -----------

                                   (Continued)

                                NORTH COAST BANK

                             STATEMENT OF CASH FLOWS
                                   (Continued)
              For the Years Ended December 31, 1999, 1998 and 1997


                                                        1999           1998           1997
                                                    -----------    -----------    -----------
Cash flows from financing activities:
   Net increase in demand, interest bearing
     and savings deposits                           $ 4,066,930    $ 3,901,583    $ 1,890,124
   Net (decrease) increase in time deposits            (138,811)     4,488,243      1,267,913
   Increase in short-term borrowings                  1,000,000
   Proceeds from exercise of stock options                               3,976
                                                    -----------    -----------    -----------

         Net cash provided by financing
           activities                                 4,928,119      8,393,802      3,158,037
                                                    -----------    -----------    -----------

         (Decrease) increase in cash and
           cash equivalents                          (4,458,678)       869,887      2,393,970

Cash and cash equivalents at beginning of
   year                                               8,084,967      7,215,080      4,821,110
                                                    -----------    -----------    -----------

Cash and cash equivalents at end of year            $ 3,626,289    $ 8,084,967    $ 7,215,080
                                                    ===========    ===========    ===========

Supplemental disclosure of cash flow information:

   Cash paid during the year for:
     Interest expense                               $ 1,192,061    $   965,663    $   747,147
     Income taxes                                   $   237,066    $    93,300    $    56,000

Non-cash investing activities:
   Net change in unrealized gain on
     available-for-sale investment securities       $   (30,572)   $    (6,611)   $     5,944
   Loans transferred to other real estate
     during the year                                                              $    80,300
   Sale of foreclosed other real estate
     financed through loans                                                       $    75,600

                     The accompanying notes are an integral
                       part of these financial statements.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         GENERAL

         North Coast Bank (the "Bank") is a National Banking Association and, as such, is regulated by the Office of the Comptroller of the Currency, the Federal Reserve and the Federal Deposit Insurance Corporation. The regulations of these agencies govern most aspects of the Bank's business. The Bank was incorporated on March 26, 1990 as Windsor Oaks National Bank and was in organization until operations formally commenced on October 25, 1990. Effective January 8, 1997, the Bank changed its name to North Coast Bank.

         The Bank provides a variety of banking services to individuals and businesses in its primary service area of northern Sonoma County, California and the immediate surrounding area. The Bank offers depository and lending services primarily to meet the needs of its business and professional clientele. These services include a variety of demand deposit, savings and time deposit account alternatives, and special merchant and business services. The Bank's lending activities are directed primarily towards granting short and medium-term commercial loans and customized lines of credits for such purposes as operating capital, business and professional start-ups, inventory, equipment and accounts receivable, and interim construction financing. The Bank also targets Small Business Administration guaranteed loans to qualified small business borrowers.

         The accounting and reporting policies of the Bank conform with generally accepted accounting principles and prevailing practices within the banking industry.

         RECLASSIFICATIONS

         Certain reclassifications have been made to prior years' balances to conform to classifications used in 1999.

         INVESTMENT SECURITIES

         Investments are classified into one of the following categories:

                o Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as accumulated other comprehensive income (loss) within shareholders' equity.

                o Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

         Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         INVESTMENT SECURITIES (Continued)

         Gains or losses on the sale of securities are computed using the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

         LOANS AND LEASES

         Loans and leases are stated at principal balances outstanding, except for loans and leases transferred from loans and leases held for sale which are carried at the lower of principal balance or market value at the date of transfer, adjusted for accretion of discounts. Interest is accrued daily based upon outstanding loan and lease balances. However, when, in the opinion of management, loans and leases are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans and leases are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans and leases, or payments received on nonaccrual loans or leases for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

         An impaired loan or lease is measured based on the present value of expected future cash flows discounted at the instrument's effective interest rate or, as a practical matter, at the instrument's observable market price or the fair value of collateral if the loan or lease is collateral dependent. A loan or lease is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan or lease agreement.

         Loan and lease origination fees, commitment fees, direct loan and lease origination costs and purchase premiums and discounts on loans and leases are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan or lease. The unamortized balance of deferred fees and costs is reported as a component of net loans and leases.

         Loans with unpaid balances of $6,236,305 and $3,868,698 were serviced for others at December 31, 1999 and 1998, respectively.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         LOAN SALES AND SERVICING

         The guaranteed portion of certain Small Business Administration (SBA) loans are sold to third parties with the Bank retaining the unguaranteed portion. The Bank generally receives a premium in excess of the adjusted carrying value of the loan at the time of sale. The Bank may be required to refund a portion of this premium if the borrower defaults or the loan prepays within ninety days of the settlement date. However, there were no sales of loans subject to these recourse provisions at December 31, 1999, 1998 or 1997. SBA loans with unpaid balances of $138,950 and $1,227,623 were being serviced for others at December 31, 1999 and 1998, respectively.

         Servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold or securitized with servicing rights retained are recognized as separate assets or liabilities. Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are subsequently amortized in proportion to and over the period of the related net servicing income or expense. Servicing assets are periodically evaluated for impairment. Fair values are estimated using discounted cash flows based on current market interest rates. For purposes of measuring impairment, servicing assets are stratified based on note rate and term. The amount of impairment recognized is the amount by which the servicing assets for a stratum exceed their fair value.

         In addition, assets (accounted for as interest-only (IO) strips) are recorded at the fair value of the difference between note rates and rates paid to purchasers (the interest spread) and contractual servicing fees, if applicable. IO strips are carried at fair value with gains or losses recorded as a component of shareholders' equity, similar to available-for-sale investment securities.

         The Bank's investment in the loan is allocated between the retained portion of the loan, the servicing asset, the IO strip, and the sold portion of the loan based on their relative fair values on the date the loan is sold. The gain on the sold portion of the loan is recognized as income at the time of sale. The carrying value of the retained portion of the loan is discounted based on the estimated value of a comparable non-guaranteed loan. The servicing asset is amortized over the estimated life of the related loan. Significant future prepayments of these loans will result in the recognition of additional amortization of related servicing assets and an adjustment to the carrying value of related IO strips.

         In connection with the Bank's sale of SBA loans during the year ended December 31, 1997, the Bank recognized servicing assets totaling $40,721. Amortization of these servicing assets totaled $4,104 for the year ended December 31, 1998. The carrying amount at December 31, 1998 was $36,617, which approximates the fair value. During the year ended December 31, 1997, the Bank recognized interest-only strips of $23,761. The carrying amount at December 31, 1998 was $19,298, which approximates the fair value. The loans related to these servicing assets and IO strips were repaid during 1999. Accordingly, the servicing assets and IO strips were written off and losses of $53,323 were recognized. In addition, revenue of $60,735 related to the discounted retained portion of the loans was recognized.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         ALLOWANCE FOR LOAN AND LEASE LOSSES

         The allowance for loan and lease losses is maintained to provide for losses related to impaired loans and leases and other losses that can be expected to occur in the normal course of business. The determination of the allowance is based on estimates made by management, to include consideration of the character of the loan and lease portfolio, specifically identified problem loans and leases, potential losses inherent in the portfolio taken as a whole and economic conditions in the Bank's service area. These estimates are particularly susceptible to changes in the economic environment and market conditions. The allowance is established through a provision for loan and lease losses which is charged to expense.

         OTHER REAL ESTATE

         Other real estate includes real estate acquired in full or partial settlement of loan obligations. When property is acquired, any excess of the Bank's recorded investment in the loan balance and accrued interest income over the estimated fair market value of the property, net of estimated selling costs, is charged against the allowance for loan and lease losses. A valuation allowance for losses on other real estate is maintained to provide for temporary declines in value. The allowance is established through a provision for losses on other real estate which is included in other expenses. Subsequent gains or losses on sales or writedowns resulting from permanent impairments are recorded in other income or expense as incurred. On the balance sheet, other real estate is included in accrued interest receivable and other assets.

         BANK PREMISES AND EQUIPMENT

         Bank premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful lives of furniture, fixtures and equipment are estimated to be three to forty years. Leasehold improvements are amortized over the life of the asset or the term of the related lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

         INCOME TAXES

         Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the financial statement and tax basis of existing assets and liabilities. On the balance sheet, net deferred tax assets are included in accrued interest receivable and other assets.

         CASH EQUIVALENTS

         For the purpose of the statement of cash flows, cash and due from banks and Federal funds sold are considered to be cash equivalents. Generally, Federal funds are sold for one day periods.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         EARNINGS PER SHARE

         Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Bank. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS.

         STOCK-BASED COMPENSATION

         Stock options are accounted for under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Bank's stock at the date of grant over the exercise price. However, if the fair value of stock-based compensation computed under a fair value based method, as prescribed in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, is material to the financial statements, pro forma net income and earnings per share are disclosed as if the fair value method had been applied.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         NEW FINANCIAL ACCOUNTING STANDARD

         In June 1998, the Financial Accounting Standards Board issued SFAS 133, Accounting for Derivative Instruments and Hedging Activity, which was subsequently amended by SFAS 137 to delay the effective date to all fiscal quarters of fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Management does not believe that the adoption of SFAS 133 will have a significant impact on its financial position and results of operations when implemented.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.       AVAILABLE-FOR-SALE INVESTMENT SECURITIES

         The amortized cost and estimated market value of available-for-sale investment securities at December 31, 1999 and 1998 consisted of the following:

                                                                1999
                                     ----------------------------------------------------------
                                                        Gross          Gross         Estimated
                                       Amortized      Unrealized     Unrealized       Market
                                         Cost           Gains          Losses         Value
                                     -------------  -------------  -------------  -------------
         U.S. Government
           agencies                  $     981,633                  $     (8,633) $     973,000
         U.S. Government
           guaranteed
           mortgage-backed
           securities                      227,815                        (2,815)       225,000
         Obligations of states
           and political sub-
           divisions                       173,095                       (12,095)       161,000
         Federal Home Loan
           Bank stock                      176,500                                      176,500
         Federal Reserve
           Bank stock                      111,500                                      111,500
         Other investments                  61,000                                       61,000
                                     -------------  -------------  -------------  -------------

                                     $   1,731,543  $          --   $    (23,543) $   1,708,000
                                     =============  =============  =============  =============

         Net unrealized losses on available-for-sale investment securities totaling $23,543 were recorded, net of $9,972 in tax benefits, as accumulated other comprehensive loss within shareholders' equity for the year ended December 31, 1999. There were no sales of available-for-sale investment securities for the year ended December 31, 1999.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.       AVAILABLE-FOR-SALE INVESTMENT SECURITIES (Continued)

                                                                1998
                                     ----------------------------------------------------------
                                                        Gross          Gross         Estimated
                                       Amortized      Unrealized     Unrealized       Market
                                         Cost           Gains          Losses         Value
                                     -------------  -------------  -------------  -------------
         U.S. Treasury               $     249,674  $       1,263                 $     250,937
         U.S. Government
           agencies                        200,000            313                       200,313
         U.S. Government
           guaranteed
           mortgage-backed
           securities                      530,325          3,065   $     (1,443)       531,947
         Obligations of states
           and political sub-
           divisions                       173,017          3,831                       176,848
         Federal Home Loan
           Bank stock                      104,200                                      104,200
         Federal Reserve
           Bank stock                      105,450                                      105,450
         Other investments                  59,300                                       59,300
                                     -------------  -------------  -------------  -------------

                                     $   1,421,966  $       8,472  $      (1,443) $   1,428,995
                                     =============  =============  =============  =============

         Net unrealized gains on available-for-sale investment securities totaling $7,029 were recorded as accumulated other comprehensive income within shareholders' equity for the year ended December 31, 1998. Proceeds and gross realized gains on available-for-sale investment securities totaled $599,023 and $6,593, respectively, for the year ended December 31, 1998. There were no sales of available-for-sale investment securities in 1997.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.       AVAILABLE-FOR-SALE INVESTMENT SECURITIES (Continued)

         The amortized cost and estimated market value of investment securities at December 31, 1999 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.
                                                                     Estimated
                                                       Amortized      Market
                                                          Cost        Value
                                                     ------------  ------------

         Within one year                             $    136,719  $    135,000
         After one year through five years              1,072,729     1,063,000
         After ten years                                  173,095       161,000
                                                     ------------  ------------

                                                        1,382,543     1,359,000
         Investment securities not due at a single
           maturity date:
              Federal Home Loan Bank stock                176,500       176,500
              Federal Reserve Bank stock                  111,500       111,500
              Other investments                            61,000        61,000
                                                     ------------  ------------

                                                     $  1,731,543  $  1,708,000
                                                     ============  ============

         Investment securities with amortized costs of $250,000 and $249,675 and estimated market values of $242,000 and $251,000 were pledged to secure treasury tax and loan accounts at December 31, 1999 and 1998, respectively.

3.       LOANS AND LEASES

         Outstanding loans and leases are summarized below:

                                                            December 31,
                                                   ----------------------------
                                                       1999            1998
                                                   ------------    ------------

         Commercial                                $ 11,883,098    $  9,301,330
         Real estate - commercial                    12,711,222      11,298,073
         Real estate - residential                    2,798,572       4,243,403
         Real estate - construction                   4,476,824       1,586,915
         Agriculture                                  7,199,565       3,416,398
         Lease financing receivables                    121,521         363,913
         Consumer                                       898,050         914,736
         Other                                          138,839          94,698
                                                   ------------    ------------

                                                     40,227,691      31,219,466

         Deferred loan fees, net                       (108,854)        (85,717)
         Allowance for loan and lease losses           (383,310)       (330,755)
                                                   ------------    ------------

                                                   $ 39,735,527    $ 30,802,994
                                                   ============    ============

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

3.       LOANS AND LEASES (Continued)

         Changes in the allowance for loan and lease losses were as follows:

                                                  Year Ended December 31,
                                           -----------------------------------
                                              1999         1998         1997
                                           ---------    ---------    ---------

         Balance, beginning of year        $ 330,755    $ 352,417    $ 345,785
         Provision charged to operations     175,000      148,585       70,500
         Losses charged to allowance        (130,804)    (183,322)     (71,105)
         Recoveries                            8,359       13,075        7,237
                                           ---------    ---------    ---------

              Balance, end of year         $ 383,310    $ 330,755    $ 352,417
                                           =========    =========    =========

         During the years ended December 31, 1999, 1998 and 1997, the Bank had no significant impaired loans or loans placed on nonaccrual status.

         Salaries and employee benefits totaling $189,501, $152,461 and $143,519 were deferred as loan origination costs for the years ended December 31, 1999, 1998 and 1997, respectively.

4.       BANK PREMISES AND EQUIPMENT

         Bank premises and equipment consisted of the following:

                                                          December 31,
                                                  --------------------------
                                                      1999           1998
                                                  -----------    -----------

         Land                                     $   149,001    $   149,001
         Building and improvements                    212,975        212,975
         Furniture, fixtures and equipment            967,466        841,019
         Leasehold improvements                       180,188        118,120
                                                  -----------    -----------

                                                    1,509,630      1,321,115
                  Less accumulated depreciation
                     and amortization                (758,880)      (712,185)
                                                  -----------    -----------

                                                  $   750,750    $   608,930
                                                  ===========    ===========

         Depreciation and amortization included in occupancy and equipment expense totaled $135,580, $104,064 and $118,861 for the years ended December 31, 1999, 1998 and 1997, respectively.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

5.       INTEREST-BEARING DEPOSITS

         Interest-bearing deposits consisted of the following:

                                                    December 31,
                                            ---------------------------
                                                1999            1998
                                            -----------     -----------

         Savings                            $ 4,231,966     $ 4,977,851
         Money market                         9,759,646       7,222,047
         NOW accounts                         3,719,997       3,441,288
         Time, $100,000 or more               5,612,900       6,313,085
         Other time                           8,606,885       8,045,511
                                            -----------     -----------

                                            $31,931,394     $29,999,782
                                            ===========     ===========

         Aggregate annual maturities of time deposits are as follows:

                    Year Ending
                    December 31,
                    ------------

                       2000                 $13,678,479
                       2001                     511,949
                       2002                      13,012
                       2003                      16,345
                                            -----------

                                            $14,219,785
                                            ===========

         Interest expense recognized on interest-bearing deposits for the years ended December 31, 1999, 1998 and 1997 consisted of the following:

                                      1999           1998           1997
                                   ----------     ----------     ----------

         Savings                   $  120,664     $  133,546     $  122,160
         Money market                 325,503        151,591         84,149
         NOW accounts                  56,226         58,819         54,294
         Time, $100,000 or more       285,373        256,524        167,701
         Other time                   385,247        372,232        324,929
                                   ----------     ----------     ----------

                                   $1,173,013     $  972,712     $  753,233
                                   ==========     ==========     ==========

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

6.       INCOME TAXES

         The provision for income taxes for the years ended December 31, 1999, 1998 and 1997 consisted of the following:

                                        Federal       State        Total
                                       ---------    ---------    ---------
         1999
         ----

         Current                       $  82,000    $  12,000    $  94,000
         Deferred                         32,000       27,000       59,000
                                       ---------    ---------    ---------

             Income tax expense        $ 114,000    $  39,000    $ 153,000
                                       =========    =========    =========

         1998
         ----

         Current                       $ 107,000    $  49,000    $ 156,000
         Deferred                        (32,000)     (15,000)     (47,000)
                                       ---------    ---------    ---------

             Income tax expense        $  75,000    $  34,000    $ 109,000
                                       =========    =========    =========

         1997
         ----

         Current                       $  17,000    $  42,000    $  59,000
         Deferred                        (17,000)     (42,000)     (59,000)
                                       ---------    ---------    ---------

             Income tax expense        $      --    $      --    $      --
                                       =========    =========    =========

         Deferred tax assets (liabilities) consisted of the following:

                                                                   December 31,
                                                             ----------------------
                                                                1999         1998
                                                             ---------    ---------
         Deferred tax assets:
              Allowance for loan losses                      $ 114,000    $  98,000
              Loans held for sale                                            27,000
              Future benefit of State income tax deduction       5,000       16,000
              Other                                                          14,000
              Unrealized losses on available-for-sale
                   investment securities                        10,000
                                                             ---------    ---------

                      Total deferred tax assets                129,000      155,000
                                                             ---------    ---------

         Deferred tax liabilities:
              Bank premises and equipment                      (32,000)     (21,000)
              Future liability of State deferred tax asset      (7,000)
              Other                                            (11,000)      (6,000)
                                                             ---------    ---------

                      Total deferred tax liabilities           (50,000)     (27,000)
                                                             ---------    ---------

                      Net deferred tax assets                $  79,000    $ 128,000
                                                             =========    =========

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

6.       INCOME TAXES (Continued)

         The provision for income taxes differs from amounts computed by applying the statutory Federal income tax rates to operating income before income taxes. The significant items comprising these differences for the years ended December 31, 1999, 1998 and 1997 consisted of the following:

                                               1999                      1998                      1997
                                     ------------------------  ------------------------  -----------------------
                                        Amount       Rate %       Amount       Rate %       Amount      Rate %
                                     -----------  -----------  -----------  -----------  -----------  ----------
         Federal income tax
           expense, at statutory
           rate                      $   129,000         34.0  $   155,000         34.0  $   118,000        34.0
         Graduated rate benefit                                                               (1,000)        (.2)
         State franchise tax,
           net of Federal tax
           effect                         28,000          7.4       32,000          7.1       24,000         6.9
         Interest on obligations
           of states and political
           subdivisions                   (3,000)         (.8)
         Valuation allowance for
           deferred tax assets                                     (81,000)       (17.8)    (140,000)      (40.5)
         Other                            (1,000)         (.3)       3,000           .7       (1,000)        (.2)
                                     -----------  -----------  -----------  -----------  -----------  ----------

                Total income
                   tax expense       $   153,000         40.3  $   109,000         24.0  $        --          --
                                     ===========  ===========  ===========  ===========  ===========  ==========

7.       COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES

         The Bank leases two of its branch offices and various equipment under noncancelable operating leases. Future minimum lease payments are as follows:

                Year Ending
                December 31,
                ------------

                   2000                       $   213,264
                   2001                           219,419
                   2002                           225,759
                   2003                           128,802
                   2004                           122,976
                Thereafter                        506,851
                                              -----------

                                              $ 1,417,071
                                              ===========

The Bank has an option to renew its Windsor branch office lease for two five-year terms after the initial lease ends February 1, 2003. Additionally, the Bank has an option to renew its Santa Rosa branch office lease for two five-year terms after the initial lease ends October 31, 2008.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

7.       COMMITMENTS AND CONTINGENCIES (Continued)

         OPERATING LEASES (Continued)

         Rental expense included in occupancy and equipment expense, net of related rental income, totaled $175,123, $84,134 and $70,136 for the years ended December 31, 1999, 1998 and 1997, respectively.

         The Bank subleases a portion of the Windsor branch office for $2,012 per month. The sublease ends September 1, 2000. Additionally, the Bank sublet a portion of the Santa Rosa branch office for $600 per month. This lease ended in November 1999 and was not renewed. The Bank received rental income of $26,944, $20,744 and $20,272 for the years ended December 31, 1999, 1998 and 1997, respectively.

         FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

         The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans included on the balance sheet.

         The following financial instruments represent off-balance-sheet credit risk:

                                                      December 31,
                                            ------------------------------
                                                 1999             1998
                                            -------------    -------------

         Commitments to extend credit       $   8,757,000    $   4,462,000
         Credit card arrangements           $     397,000    $     497,000
         Letters of credit                  $     150,000    $     150,000

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include savings accounts, accounts receivable, inventory, equipment, and deeds of trust on residential real estate and income-producing commercial properties.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

7.       COMMITMENTS AND CONTINGENCIES (Continued)

         FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (Continued)

         Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

         At December 31, 1999, commercial loan commitments represent approximately 62% of total commitments and are generally secured by accounts receivable and inventory. Real estate loan commitments represent approximately 37% of total commitments and are generally secured by property with a loan-to-value ratio not to exceed 80%. Unsecured credit card and equity line commitments represent the remaining 1% of total commitments. In addition, the majority of the Bank's loan commitments have variable interest rates.

         SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

         The Bank grants real estate mortgage, real estate construction, commercial, agricultural and consumer loans to customers in Northern California, primarily in Sonoma County. Although the Bank has a diversified loan portfolio, a substantial portion of its portfolio is secured by commercial and residential real estate. However, personal and business income represent the primary source of repayment for a majority of these loans.

         CORRESPONDENT BANKING AGREEMENTS

         The Bank maintains funds on deposit with other federally insured financial institutions under correspondent banking agreements. There were no uninsured deposits at December 31, 1999.

         FEDERAL RESERVE REQUIREMENTS

         Banks are required to maintain reserves with the Federal Reserve Bank equal to a percentage of their reservable deposits. The Bank had a reserve requirement with the Federal Reserve Bank of $156,000 and $86,000 as of December 31, 1999 and 1998, respectively.

         CONTINGENCIES

         The Bank is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position or results of operations of the Bank.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

8.       SHORT-TERM BORROWING ARRANGEMENT

         The Bank has a total of $2,000,000 in unsecured Federal funds lines of credit with two of its correspondent banks to meet short-term liquidity needs. In addition, the Bank has a line of credit available with the Federal Home Loan Bank totaling $1,400,000 which is secured by pledged mortgage loans. An advance totaling $1,000,000 was outstanding from the Federal Home Loan Bank at December 31, 1999 bearing an interest rate of 5.9% and a maturity date of April 12, 2000. There were no short-term borrowings outstanding at December 31, 1998.

9.       SHAREHOLDERS' EQUITY

         DIVIDENDS

         Upon declaration by the Board of Directors, all shareholders of record will be entitled to receive dividends. Under applicable Federal laws, the Comptroller of the Currency (OCC) restricts the total dividend payment of any national banking association in any calendar year to the net income of the year, as defined, combined with the net income for the two preceding years, less distributions made to shareholders during the same three-year period. At December 31, 1999, retained earnings of $295,630 were free of such restrictions.

         EARNINGS PER SHARE

         A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                               Weighted
                                                                Average
                                                               Number of
                                                                Shares          Per Share
                For the Year Ended             Net Income     Outstanding        Amount
         ---------------------------------    ------------    ------------    ------------

         December 31, 1999
         -----------------
         Basic earnings per share             $    226,994         472,354    $        .48
                                                                              ============

         Effect of dilutive stock options                           17,318
                                              ------------    ------------

         Diluted earnings per share           $    226,994         489,672    $        .46
                                              ============    ============    ============

         December 31, 1998
         -----------------

         Basic earnings per share             $    345,956         471,794    $        .73
                                                                              ============

         Effect of dilutive stock options                           22,036
                                              ------------    ------------

         Diluted earnings per share           $    345,956         493,830    $        .70
                                              ============    ============    ============

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

9.       SHAREHOLDERS' EQUITY (Continued)

         EARNINGS PER SHARE (Continued)

                                                                Weighted
                                                                Average
                                                               Number of
                                                                Shares          Per Share
                For the Year Ended             Net Income     Outstanding        Amount
         ---------------------------------    ------------    ------------    ------------

         December 31, 1997
         -----------------
         Basic earnings per share             $    345,850         471,667    $        .73
                                                                              ============

         Effect of dilutive stock options                           10,178
                                              ------------    ------------

         Diluted earnings per share           $    345,850         481,845    $        .72
                                              ============    ============    ============

         Weighted average number of shares outstanding are adjusted for stock splits for all periods presented.

         Options to purchase 62,500 shares of common stock at $9.26 per share were outstanding during the first and third quarters of 1999 and options to purchase 135,625 shares of common stock at a weighted average price of $8.87 were outstanding during the fourth quarter of 1999 but were not included in the computation of diluted earnings per share because the exercise price was greater than the average market price of the common shares. Options to purchase 16,500 shares of common stock at $10 per share were outstanding during 1997, but were not included in the computation of diluted earnings per share because the exercise price was greater than the average market price of the common shares.

         STOCK OPTIONS

         In 1990, the Bank established a stock option plan for which 128,126 shares of common stock are reserved for issuance to employees and directors under incentive and nonstatutory agreements. The plan requires that the option price may not be less than the fair market value of the stock at the date the option is granted, and that the stock must be paid for in full at the time the option is exercised. All options expire on a date determined by the Board of Directors, but not later than ten years from the date of grant. Nonstatutory options become twenty percent vested immediately upon grant, with the remaining options vesting ratably over the next four years. Incentive options vest ratably over a five year period beginning one year from the date of grant.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

9.       SHAREHOLDERS' EQUITY (Continued)

         STOCK OPTIONS (Continued)

         The Bank has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation expense has been recognized under its stock option plan. Had compensation cost for the plan been determined based on the fair value at grant date for awards in 1999, 1998 and 1996 consistent with the provisions of SFAS No. 123, the Bank's net income and income per share for the years ended December 31, 1999, 1998 and 1997 would have been reduced to the pro forma amounts indicated below. Compensation expense is included in pro forma income when the options become vested. The fair value of options granted in 1999 and 1998 was estimated to be $4.45 and $3.61, respectively.

                                                        1999          1998          1997
                                                   ------------  ------------  ------------
         Net income - as reported                  $    226,994  $    345,956  $    345,850
         Net income - pro forma                    $    154,403  $    295,057  $    321,490

         Basic income per share - as reported      $        .48  $        .73  $        .73
         Basic income per share - pro forma        $        .33  $        .63  $        .68

         Diluted income per share - as reported    $        .46  $        .70  $        .72
         Diluted income per share - pro forma      $        .32  $        .60  $        .66

         The fair value of each option was estimated on the date of grant using an option-pricing model with the following assumptions:

                                                           1999          1998
                                                         ---------    ---------

         Dividend yield (not applicable)
         Expected volatility                              73.32%        9.53%
         Risk-free interest rate                           6.00%        4.91%
         Expected option life                            10 years     10 years

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

9.       SHAREHOLDERS' EQUITY (Continued)

         STOCK OPTIONS (Continued)

         A summary of the activity within the plan follows:

                                               1999                      1998                      1997
                                     ------------------------  ------------------------  -------------------------
                                                    Weighted                  Weighted                   Weighted
                                                    Average                   Average                    Average
                                                    Exercise                  Exercise                   Exercise
                                       Shares        Price        Shares       Price        Shares        Price
                                     -----------  -----------  -----------  -----------  -----------   -----------
         Incentive Options
         -----------------
         Options outstanding
             beginning of year           153,665  $      7.46       92,750  $      6.22      126,875   $      6.19

             Options granted              52,500  $      8.75       62,500  $      9.26
             Options exercised                                        (710) $      5.60
             Options canceled            (13,750) $      7.65         (875) $      5.60      (34,125)  $      6.12
                                     -----------               -----------               -----------

         Options outstanding,
             end of year                 192,415  $      7.80      153,665  $      7.46       92,750   $      6.22
                                     ===========               ===========               ===========

         Options exercisable,
             end of year                 102,949  $      7.19       78,790  $      6.91       52,750   $      6.66
                                     ===========               ===========               ===========

         A summary of options outstanding at December 31, 1999 follows:

                                        Number of         Weighted        Number of
                                         Options          Average          Options
                                       Outstanding       Remaining       Exercisable
                                       December 31,      Contractual     December 31,
         Range of Exercise Prices          1999             Life             1999
         ------------------------    ---------------    -------------    ------------
             $   5.60                         52,415       6.8 years           40,199
             $   6.20                         12,500       4.2 years           12,500
             $   8.00                         18,750        .7 years           18,750
             $   8.75                         52,500        10 years            9,000
             $   9.26                         56,250       8.7 years           22,500
                                     ---------------                     ------------

                                             192,415                          102,949
                                     ===============                     ============

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

9.       SHAREHOLDERS' EQUITY (Continued)

         REGULATORY CAPITAL

         The Bank is subject to certain regulatory capital requirements administered by the Office of the Comptroller of the Currency (OCC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. Management believes that the Bank meets all its capital adequacy requirements as of December 31, 1999.

         In addition, the most recent notification from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                     1999                   1998                     1997
                                           ----------------------  ---------------------   ----------------------
                                               Amount       Ratio      Amount      Ratio       Amount       Ratio
                                           -------------    -----  -------------   -----   -------------    -----
         Leverage Ratio
         --------------
         North Coast Bank                  $   4,012,000     9.3%  $   3,781,000    9.8%   $   3,432,000    11.2%

         Minimum requirement for "Well-
              Capitalized" institution     $   2,163,000     5.0%  $   1,937,000    5.0%   $   1,525,000     5.0%
         Minimum regulatory requirement    $   1,730,000     4.0%  $   1,550,000    4.0%   $   1,220,000     4.0%

         Tier 1 Risk-based Capital Ratio
         -------------------------------

         North Coast Bank                  $   4,012,000    10.0%  $   3,781,000   12.0%   $   3,432,000    15.9%

         Minimum requirement for "Well-
              Capitalized" institution     $   2,395,000     6.0%  $   1,898,000    6.0%   $   1,297,000     6.0%
         Minimum regulatory requirement    $   1,597,000     4.0%  $   1,265,000    4.0%   $     865,000     4.0%

         Total Risk-Based Capital Ratio
         ------------------------------

         North Coast Bank                  $   4,395,000    11.0%  $   4,112,000   13.0%   $   3,703,000    17.1%

         Minimum requirement for "Well-
              Capitalized" institution     $   3,992,000    10.0%  $   3,163,000   10.0%   $   2,161,000    10.0%
         Minimum regulatory requirement    $   3,194,000     8.0%  $   2,531,000    8.0%   $   1,729,000     8.0%

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS

                                   (Continued)

10.      EMPLOYEE BENEFIT PLANS

         SAVINGS PLAN

         The North Coast Bank 401(k) Savings Plan commenced January 1, 1993 and is available to employees meeting certain service requirements. Under the plan, employees may defer a selected percentage of their annual compensation. The Bank's contribution to the plan is discretionary and is allocated as follows:

                o A matching contribution to be determined by the Board of Directors each plan year under which the Bank will match a percentage of each participant's contribution.

                o The Bank may make additional contributions to the plan at the discretion of the Board of Directors that shall be allocated in the same ratio as each participant's contribution bears to total compensation.

         Bank contributions totaled $13,216, $8,560 and $8,031 for the years ended December 31, 1999, 1998, and 1997, respectively.

11.      RELATED PARTY TRANSACTIONS

         During the normal course of business, the Bank enters into transactions with related parties, including Directors and officers. These transactions include borrowings from the Bank with substantially the same terms, including rates and collateral, as loans to unrelated parties. The following is a summary of the aggregate activity involving related party borrowers during 1999:

         Balance, January 1, 1999                         $    291,596

              Disbursements                                  1,586,068
              Amounts repaid                                  (366,122)
                                                          ------------

         Balance, December 31, 1999                       $  1,511,542
                                                          ============

         Undisbursed commitments to related parties,
              December 31, 1999                           $    934,195
                                                          ============

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

12.      OTHER EXPENSES

         Other expenses for the years ended December 31, 1999, 1998 and 1997 consisted of the following:

                                              1999        1998        1997
                                           ---------   ---------   ---------

         Data processing                   $ 188,234   $ 165,602   $ 168,186
         Merchant processing fees            139,819      74,019      56,809
         Advertising                          72,521      37,566      16,882
         Stationery and supplies              71,190      45,119      47,525
         Legal and accounting                 33,276      38,746      51,082
         Brokerage and consulting fees        30,746      38,401      24,875
         Insurance                            26,805      27,938      29,399
         Other operating expenses            255,581     176,764     164,427
                                           ---------   ---------   ---------

                                           $ 818,132   $ 604,155   $ 559,185
                                           =========   =========   =========

13.      COMPREHENSIVE INCOME

         Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income (loss) that historically has not been recognized in the calculation of net income. Unrealized gains and losses on the Bank's available-for-sale investment securities are included in other comprehensive income (loss). Total comprehensive income and the components of accumulated other comprehensive income (loss) are presented in the Statement of Changes in Shareholders' Equity.

         At December 31, 1999, 1998 and 1997, the Bank held securities classified as available-for-sale which had unrealized (losses) gains as follows:

                                                                       Tax
                                                         Before       Benefit     After
                                                          Tax        (Expense)     Tax
                                                       ----------   ----------  ----------
         For the Year Ended December 31, 1999
         ------------------------------------
         Other comprehensive loss:
              Unrealized holding losses                $  (30,572)  $    9,972  $  (20,600)
                                                       ==========   ==========  ==========

         For the Year Ended December 31, 1998
         ------------------------------------

         Other comprehensive loss:
              Unrealized holding losses                $  (17,824)  $    7,257  $  (10,567)
              Reclassification adjustment for net
                  gains included in net income              6,593       (2,637)      3,956
                                                       ----------   ----------  ----------

                      Total other comprehensive
                           loss                        $  (11,231)  $    4,620  $   (6,611)
                                                       ==========   ==========  ==========

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

13.      COMPREHENSIVE INCOME (Continued)

                                                                       Tax
                                                         Before       Benefit     After
                                                          Tax        (Expense)     Tax
                                                       ----------   ----------  ----------

         For the Year Ended December 31, 1997
         ------------------------------------
         Other comprehensive income:
              Unrealized holding gains                 $   10,099   $   (4,155) $    5,944
                                                       ==========   ==========  ==========

14.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         Estimated fair values are disclosed for financial instruments for which it is practicable to estimate fair value. These estimates are made as of a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Bank's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

         Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

         The following methods and assumptions were used by the Bank to estimate the fair value of its financial instruments at December 31, 1999 and 1998:

         CASH AND DUE FROM BANKS, CASH EQUIVALENTS AND SHORT-TERM BORROWINGS:
         For cash and due from banks, cash equivalents and short-term borrowings, the carrying amount is estimated to be fair value.

         INTEREST-BEARING DEPOSITS IN BANKS: The fair value of interest-bearing deposits in banks are estimated by discounting their future cash-flows using rates at each reporting date for instruments with similar remaining maturities offered by comparable financial institutions.

         INVESTMENT SECURITIES: For investment securities, fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

14.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

         LOANS AND LEASES: For variable-rate loans and leases that reprice frequently with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans and leases are estimated using discounted cash flow analyses, using interest rates offered at each reporting date for loans with similar terms to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

         DEPOSITS: The fair values for demand deposits are, by definition, equal to the amount payable on demand at the reporting date represented by their carrying amount. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow analyses using interest rates offered at each reporting date by the Bank for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

         COMMITMENTS TO EXTEND CREDIT AND LETTERS OF CREDIT: Commitments to extend credit and letters of credit are primarily for variable rate loans. For these commitments, there is no difference between the committed amounts and their fair values. Commitments to fund fixed rate loans and letters of credit are at rates which approximate fair value at each reporting date.

                                              December 31, 1999           December 31, 1998
                                         -------------------------   -------------------------
                                           Carrying       Fair         Carrying       Fair
                                            Amount        Value         Amount        Value
                                         -----------   -----------   -----------   -----------
         Financial assets:
           Cash and due from banks       $ 2,626,289   $ 2,626,289   $ 3,484,967   $ 3,484,967
           Federal funds sold              1,000,000     1,000,000     4,600,000     4,600,000
           Interest-bearing deposits
              in banks                       793,000       793,000       693,000       693,000
           Investment securities           1,708,000     1,708,000     1,428,995     1,428,995
           Loans and leases               39,735,527    39,323,000    30,802,994    30,836,411
           Accrued interest receivable       250,478       250,478       206,119       206,119
                                         -----------   -----------   -----------   -----------

                                         $46,113,294   $45,700,767   $41,216,075   $41,249,492
                                         ===========   ===========   ===========   ===========

         Financial liabilities:
           Deposits                      $42,081,162   $42,113,000   $38,153,043   $38,155,639
           Accrued interest payable           39,624        39,624        36,887        36,887
                                         -----------   -----------   -----------   -----------

                                         $42,120,786   $42,152,624   $38,189,930   $38,192,526
                                         ===========   ===========   ===========   ===========

         Off-balance-sheet financial
           instruments:
           Commitments to extend
              credit                     $ 8,757,000   $ 8,757,000   $ 4,462,000   $ 4,462,000
           Credit card arrangements          397,000       397,000       497,000       497,000
           Letters of credit                 150,000       150,000       150,000       150,000
                                         -----------   -----------   -----------   -----------

                                         $ 9,304,000   $ 9,304,000   $ 5,109,000   $ 5,109,000
                                         ===========   ===========   ===========   ===========

                                NORTH COAST BANK

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

15.      SUBSEQUENT EVENT

         On March 1, 2000, the Directors of North Coast Bank and American River Holdings approved a definitive merger agreement between the two companies. As a result, North Coast Bank, American River Bank, and First Source Capital will operate as wholly-owned subsidiaries under American River Holdings. Under the agreement, each share of North Coast Bank will be converted into the right to receive .9644 of a share of the common stock of American River Holdings. The transaction will be accounted for under the pooling-of-interests method of accounting. It is expected that this merger will be accomplished in the third quarter of 2000, subject to shareholder and regulatory approval.

         The unaudited pro forma information set forth below assumes that the merger of the two companies took place on January 1, 1997. This information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the merger been consummated at that time.

                                                          Years Ended December 31,
                                                -------------------------------------------
                                                     1999           1998           1997
                                                -------------  -------------  -------------
         Net interest income                    $  11,754,000  $  10,743,000  $   9,582,000
         Net income                             $   3,128,000  $   2,850,000  $   2,347,000
         Basic earnings per common share        $        1.37  $        1.25  $        1.02
         Diluted earnings per common share      $        1.30  $        1.14  $         .94